EXHIBIT 23.2

Consent of BDO Seidman LLP

Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8)  pertaining to the Monterey Pasta Company 2001 Nonstatutory Stock Option Plan of our report dated February 1, 2002, with respect to the consolidated financial statements and schedule of Monterey Pasta Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 30, 2001.

/s/ BDO Seidman LLP

BDO SEIDMAN LLP

San Francisco, California

February 12, 2002